Exhibit 10.2

September 26, 2007

Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, Texas 75201

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel

        Re: Initial Public Offering

Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Hicks Acquisition Company I, Inc., a Delaware corporation (the "Company") and Citigroup Global Markets Inc., as representative of the several underwriters (the "Underwriters"), relating to an underwritten initial public offering (the "Offering"), of 40,000,000 of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant"). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the "Prospectus") filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph 11 hereof.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Thomas O. Hicks (the "Founder") and HH-HACI, L.P. (the "Sponsor") hereby agree with the Company as follows:

        1.     The Sponsor agrees that in connection with any proposed Business Combination, it (i) shall vote all Founder's Shares owned by the Sponsor in accordance with the majority of the votes cast by the Public Stockholders, (ii) it shall vote any shares acquired by it in the Offering or the secondary public market in favor of any proposed Business Combination, and (iii) it shall vote all shares owned by the Sponsor in favor of an amendment to the Company's Certificate of Incorporation providing for the Company's perpetual existence in connection with a vote to approve a proposed Business Combination.

        2.     The Founder hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months after the date of the final Prospectus relating to the Offering, the Founder shall take all reasonable steps to (a) cause the Trust Account to be liquidated and distributed to the holders of Common Stock purchased in the Offering and (b) cause the Company to be dissolved and liquidated as soon as reasonably practicable. The Founder agrees that in connection with any cessation of the corporate existence of the Company, he will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

        3.     Each of the Sponsor and the Founder hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to the Founder's Shares.

Hicks Acquisition Company I, Inc.
Citigroup Global Markets Inc.

        4.     In the event of the liquidation of the Trust Account, the Founder agrees to indemnify and hold harmless the Company against claims by any third party for services rendered or products sold to the Company or by any entity that the Company has entered into an acquisition agreement with, but only to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account and only if such third party or entity has not executed an agreement waiving claims against the Trust Account (whether or not such agreement is enforceable); provided, however, that such indemnity shall not apply as to any claims under the Company's obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Founder will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if within 15 days following written receipt of notice of the claim to the Founder, the Founder notifies the Company in writing that the Founder will undertake such defense.

        5.     To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 6,000,000 Units of the Company (as described in the Prospectus), the Founder agrees that it shall return to the Company for cancellation, at no cost, the number of Founder Units held by the Founder determined by multiplying 1,270,000 by a fraction, (i) the numerator of which is 6,000,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 6,000,000.

        6.     (a) The Founder agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of the Company's completion of a Business Combination, the liquidation of the Company or until such time as the Founder ceases to be an officer of the Company, the Founder will present to the Company for its consideration, prior to presentation to any other entity, any relevant business opportunity with an aggregate fair market value of $200.0 million or more, subject to any pre-existing fiduciary or contractual obligations he might have.

                 (b) The Founder understands that the Company may effect a Business Combination with any entity other than an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada and agrees that he will not participate in the formation of, or become affiliated as an officer, director or stockholder of, any other blank check company until the closing of this offering and will not become involved with any blank check company, other than a blank check company which may complete a business combination with a company engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada, until the Company has entered into a definitive agreement regarding its initial Business Combination; provided, however, that nothing contained herein shall override the Founder's fiduciary obligations to any entity with which he is currently directly or indirectly associated or affiliated or by whom he is currently employed.

                 (c) The Founder hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Founder of his obligations under paragraph 6(b), monetary damages may not be an adequate remedy for such breach and (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

Hicks Acquisition Company I, Inc.
Citigroup Global Markets Inc.

        7.     (a) Until 180 days after the completion of a Business Combination (the "Lock-Up Period"), each of the Founder and the Sponsor shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Founder's Units, Founder's Shares, Founder's Warrants, Sponsor Warrants, any Units acquired in the Offering and the Common Stock and Warrants comprising the Units, the Common Stock issuable upon exercise of the Founder's Warrants, Sponsor Warrants or Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or other rights to purchase Common Stock or any such securities (the "Offering Securities"), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

                 (b) Notwithstanding the foregoing, each of the Founder and the Sponsor may transfer its Offering Securities (i) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors or any affiliates of the Sponsor; (ii) in the case of the Founder, by gift to a member of the Founder's immediate family or to a trust, the beneficiary of which is a member of the Founder's immediate family, an affiliate of the Founder or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the Founder, (iv) by virtue of the laws of the state of Delaware or the Sponsor's limited partnership agreement upon dissolution of the Sponsor; (v) in the case of the Founder, pursuant to a qualified domestic relations order; (vi) in the event of the Company's liquidation prior to its completion of a Business Combination; or (vii) in the event of the Company's consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummation of a Business Combination; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Letter Agreement. During the applicable Lock-Up Period, neither the Founder nor the Sponsor nor any of their respective transferees shall grant a security interest in any of the Securities.

                 (c) Further, each of the Founder and the Sponsor agrees that after the applicable Lock-Up Period has elapsed, the Offering Securities, Founder's Shares, Founder's Warrants and Sponsor Warrants shall only be transferable or saleable pursuant to a sale registered under the U.S. Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, the Founder and the Sponsor each acknowledge that pursuant to the Registration Rights Agreement between the Company, the Founder, the Sponsor and certain officers and directors of the Company, each of the Founder and the Sponsor may request that a registration statement relating to the Securities be filed with the Securities Exchange Commission prior to the end of the Lock-up Period; provided that such registration statement does not become effective prior to the end of the applicable Lock-up Period.

                 (d) The Founder and the Company understand and agree that the transfer restrictions set forth in this Section 7 shall supercede any and all transfer restrictions relating to the Founder's Units, Founder's Shares and Founder's Warrants set forth in that certain Securities Purchase Agreement, effective as of March 1, 2007, between the Company and the Sponsor.

Hicks Acquisition Company I, Inc.
Citigroup Global Markets Inc.

        8.     The Founder's biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the Founder's background. The Founder's questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. The Founder represents and warrants that:

          (a)   the Founder is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   the Founder has never been convicted of or pleaded guilty to any crime (i) involving fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Founder is not currently a defendant in any such criminal proceeding; and

          (c)   neither the Founder nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

        9.     (a) Neither the Founder, the Sponsor nor any affiliate of the Founder or the Sponsor will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or cash payment from the Company for services rendered to the Company prior or in connection with the consummation of a Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination.

                 (b) Neither the Founder, the Sponsor nor any affiliate of the Founder or the Sponsor will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following such Business Combination.

        10.   Each of the Founder and the Sponsor has full right and power, without violating any agreement by which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, in the case of the Founder, to serve as chief executive officer, president and chairman of the board, and hereby consents to being named in the Prospectus as an officer and director of the Company.

        11.   As used herein, (i) "Business Combination" shall mean a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the initial amount held in the Trust Account (excluding the amount held in the trust account representing the underwriters' deferred commission); (ii) "Founder's Shares" shall mean the 10,000,000 shares of Common Stock of the Company (which was subsequently increased to 11,500,000 through a stock split) acquired by the Sponsor prior to the consummation of Offering, of which an aggregate of 230,000 Founder's Shares were subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (iii) "Founder's Units" shall mean the units acquired by the Sponsor prior to the consummation of the Offering, with each unit consisting of one Founder's Share and one Founder's Warrant, of which an aggregate of 230,000 Founder's Units were

Hicks Acquisition Company I, Inc.
Citigroup Global Markets Inc.

subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (iv) "Founder's Warrants" shall mean all of the warrants to purchase 10,000,000 shares of Common Stock of the Company (which was subsequently increased to 11,500,000 through a stock split), acquired by the Sponsor prior to the consummation of the Offering,, of which an aggregate of 230,000 Founder's Warrants were subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (v) "Public Stockholders" shall mean the holders of securities issued in the Offering; (vi) "Sponsor Warrants" shall mean the warrants to purchase 7,000,000 shares of Common Stock of the Company that are acquired by the Sponsor simultaneously with the consummation of the Offering; and (vii) "Trust Account" shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

        12.   This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. This letter agreement shall be binding on each of the Founder and the Sponsor and each of their respective successors, heirs, personal representatives and assigns.

        This letter agreement shall terminate on the earlier of (i) the expiration of the longest Lock-up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by November 30, 2007; and provided further that Section 4 of this Agreement shall survive such liquidation.

[Signature page follows]

Hicks Acquisition Company I, Inc.
Citigroup Global Markets Inc.

Sincerely,
HH-HACI, L.P.
By:	HH-HACI GP, LLC, its general partner
	By:	/s/ THOMAS O. HICKS Thomas O. Hicks Manager
/s/ THOMAS O. HICKS Thomas O. Hicks
Acknowledged and Agreed:
HICKS ACQUISITION COMPANY I, INC.
By:	/s/ JOSEPH B. ARMES Joseph B. Armes President, Chief Executive Officer and Chief Financial Officer